U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERSATA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

68-0255203

(IRS Employer Identification No.)

300 Lakeside Drive

Suite 1500

Oakland, California 94612

(Address of Principal Executive Offices)

(Zip Code)

2000 STOCK INCENTIVE PLAN

(Full Title of Plan)

William Frederick

Chief Financial Officer

Versata, Inc.

300 Lakeside Drive

Suite 1500

Oakland, California 94612

(Name and address of agent for service)

(510)238-4100

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title Of Shares To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, Par Value $0.001	242,082	$1.98	$479,322.36	$60.73

(1)	Covers 242,082 shares of the Registrant’s Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Registrant’s 2000 Stock Incentive Plan, as amended (the “Plan”). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Registrant’s Common Stock on February 27, 2004 as reported by the Nasdaq National Market, which was $1.98 per share.

Incorporation By Reference Of Contents Of

Registration Statements on Form S-8

No. 333-36602, No. 333-70954, Registration No. 333-70946 and No. 333-110551

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8, Registration No. 333-36602, Registration No. 333-70954, Registration No. 333-70946 and Registration No. 333-110551 filed by the Registrant with the Securities and Exchange Commission on May 9, 2000, October 4, 2001 and November 17, 2003, respectively, are incorporated herein by reference with such modifications as are set forth below.

Pursuant to Article One Section V (B) of Registrant’s 2000 Stock Incentive Plan (the “Plan”), the number of shares of Common Stock available for issuance under the Plan automatically increased on the first trading day of the second fiscal quarter of year 2004 by 242,082.

Item 8.	Exhibits

Exhibit Number	Exhibit

5	Opinion re Legality.

23.1	Consent of Grant Thornton LLP, Independent Public Accountants.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3	Consent of Wilson Sonsini Goodrich & Rosati is contained in Exhibit 5.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on March 11, 2004.

VERSATA, INC.

By:	/s/ William Frederick

WILLIAM FREDERICK Vice President, Chief Financial Officer & Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Baratz Alan Baratz	Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2004

/s/ William Frederick William Frederick	Vice President, Chief Financial Officer and Secretary	March 11, 2004

/s/ Gary Morgenthaler Gary Morgenthaler	Chairman of the Board	March 11, 2004

/s/ Robert Davoli Robert Davoli	Director	March 11, 2004

/s/ William Smartt William Smartt	Director Chairman of Audit Committee	March 11, 2004

/s/ Eugene Wong Eugene Wong	Director	March 11, 2004

/s/ Bill Smartt Bill Smartt

/s/ Wade Woodson Wade Woodson	Director	March 11, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

VERSATA, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion re Legality.

23.1	Consent of Grant Thornton LLP, Independent Public Accountants.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3	Consent of Wilson Sonsini Goodrich & Rosati is contained in Exhibit 5.